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                                                                     EXHIBIT 2

                             CANAL ELECTRIC COMPANY

                         CONDENSED STATEMENTS OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                             (Actual and Pro Forma)

                             (Dollars in thousands)
                                   (Unaudited)

                                          Actual     Adjustments    Pro Forma

ELECTRIC OPERATING REVENUES              $214,123     $(176,424)    $ 37,699

OPERATING EXPENSES
  Fuel used in production                 115,313      (113,745)       1,568
  Electricity purchased for resale          5,601        (5,601)           -
  Other operation and maintenance          37,916       (29,602)       8,314
  Depreciation                             19,214       (12,620)       6,594
  Taxes -
    Income                                  9,178        (2,051)       7,127
    Local property                          2,770        (1,954)         816
    Payroll and other                         768          (349)         419
                                          190,760      (165,922)      24,838

OPERATING INCOME                           23,363       (10,502)      12,861

OTHER INCOME                                  468           751        1,219

INCOME BEFORE INTEREST CHARGES             23,831        (9,751)      14,080

INTEREST CHARGES
  Long-term debt                            7,910        (4,070)       3,840
  Other interest charges                    1,093          (585)         508
                                            9,003        (4,655)       4,348

NET INCOME                               $ 14,828     $  (5,096)    $  9,732



                             See accompanying notes.
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                                                                     EXHIBIT 2
                                                                    (continued)

                             CANAL ELECTRIC COMPANY

                         CONDENSED STATEMENTS OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                             (Actual and Pro Forma)

                             (Dollars in thousands)
                                   (Unaudited)

                                          Actual     Adjustments    Pro Forma

ELECTRIC OPERATING REVENUES              $134,821     $(106,453)    $ 28,368

OPERATING EXPENSES
  Fuel used in production                  66,371       (65,234)       1,137
  Electricity purchased for resale            417          (417)           -
  Other operation and maintenance          28,165       (21,929)       6,236
  Depreciation                             15,116       (10,170)       4,946
  Taxes -
    Income                                  5,939          (321)       5,618
    Local property                          2,024        (1,412)         612
    Payroll and other                         594          (280)         314
                                          118,626       (99,763)      18,863

OPERATING INCOME                           16,195        (6,690)       9,505

OTHER INCOME                                  403           816        1,219

INCOME BEFORE INTEREST CHARGES             16,598        (5,874)      10,724

INTEREST CHARGES
  Long-term debt                            5,933        (3,053)       2,880
  Other interest charges                      347            25          372
                                            6,280        (3,028)       3,252

NET INCOME                               $ 10,318     $  (2,846)    $  7,472



                             See accompanying notes.